Exhibit 99.1

Altair Engineering Inc. Stockholders Approve Proposed Merger with Siemens

TROY, Mich., January 22, 2025 – Altair Engineering Inc. (“Altair”) (Nasdaq: ALTR), a global leader in computational intelligence, today announced that its stockholders voted at a special meeting to adopt the merger agreement with Siemens Industry Software Inc. (“Siemens Industry”), a subsidiary of Siemens AG (“Siemens AG”).

The final voting results for the special meeting will be filed in a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2025.

As previously announced, under the terms of the merger agreement, Siemens Industry will acquire all of the outstanding shares of Altair’s common stock for $113.00 per share in cash. Upon completion of the transaction, Altair’s securities will no longer be listed on any public stock exchange.

About Altair

Altair is a global leader in computational intelligence that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics, and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. To learn more, please visit www.altair.com.

About Siemens

Siemens AG (Berlin and Munich) is a leading technology company focused on industry, infrastructure, mobility, and healthcare. The company’s purpose is to create technology to transform the everyday, for everyone. By combining the real and the digital worlds, Siemens empowers customers to accelerate their digital and sustainability transformations, making factories more efficient, cities more livable, and transportation more sustainable. Siemens also owns a majority stake in the publicly listed company Siemens Healthineers, a leading global medical technology provider pioneering breakthroughs in healthcare. For everyone. Everywhere. Sustainably. In fiscal 2024, which ended on September 30, 2024, the Siemens Group generated revenue of €75.9 billion and net income of €9.0 billion. As of September 30, 2024, the company employed around 312,000 people worldwide on the basis of continuing operations. Further information is available on the Internet at www.siemens.com.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Altair’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Altair Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for Altair prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Altair based on current expectations and assumptions relating to Altair’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Altair, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Altair to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (ix) unexpected costs, charges or expenses resulting from the merger, (x) potential litigation relating to the merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xi) worldwide economic or political changes that affect the markets that Altair’s businesses serve which could have an effect on demand for Altair’s products and impact Altair’s profitability and (xii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Altair’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A—Risk Factors of Altair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm ) and in Altair’s other filings with the SEC (which are available on Altair’s website at https://investor.altair.com/financials/quarterly-results). The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and Altair does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of Altair.

Contacts:

Investor Relations:

Stephen Palmtag

+1 669-328-9111

spalmtag@altair.com

Media Relations:

Jennifer Ristic

+1 216-849-3109

jristic@altair.com